Exhibit 3

Westpac GROUP

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

19 February 2024

WESTPAC 1Q24 INVESTOR DISCUSSION PACK

Following is Westpac's 1Q24 slides covering capital, credit quality, funding and financial performance for the three months ended December 2023.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Justin McCarthy
General Manager, Investor Relations
0422 800 321

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

1Q24 INVESTOR DISCUSSION PACK FOR THE 3 MONTHS ENDED 31 DECEMBER 2023 WESTPAC BANKING CORPORATION ABN 33 007 457 141 This document should be read in conjunction with Westpac’s December 2023 Pillar 3 Report. All amounts are in Australian dollars.

1Q24 SUMMARY1 SUMMARY 1 31 December 2023 compared to 30 September 2023 unless otherwise stated. 2 Level 2 common equity tier 1 (CET1). 3 Target operating range is 11.0-11.5%. 4 Risk weighted assets (RWA). 5 Interest rate risk in the banking book (IRRBB). 6 Total committed exposure (TCE). 7 Collectively assessed provisions (CAP). 8 1Q24 compared to 2H23. 9 Individually assessed provisions (IAP) includes new IAPs, write-backs and recoveries. 10 Liquidity coverage ratio (LCR). 11 Net stable funding ratio (NSFR). • Stressed assets to TCE6 1.22%, down 4bps • Mortgage 90+ day delinquencies: - Australia 0.95%, up 9bps - New Zealand 0.40%, up 7bps • CAP7 to credit RWA 137bps, up 2bps • Impairment charge to average loans of 10bps, up 3bps8 - IAP9 charge of $55m mainly from a single exposure - CAP charge of $134m Capital above operating range Well provisioned • CET12 capital ratio of 12.3%, above target operating range3 • RWA4 $8.0bn or 1.8% lower mainly due to IRRBB5 decrease • LCR10 quarterly average 133% • NSFR11 114% • Deposit to loan ratio 83.3%, up 0.4 ppts • Well progressed on wholesale funding plans Funding and liquidity above required levels 2 Westpac Group 1Q24 Investor Discussion Pack

RWA details on page 4 CET1 CAPITAL RATIO 12.3% 3 Level 2 CET1 capital ratio movements (%) Westpac Group 1Q24 Investor Discussion Pack CAPITAL 1 Capital deductions and other items including FX translation impacts. 2 Assumes completion of remaining $1.3bn on market share buyback. 3 Internationally comparable methodology references the Australian Banking Association (ABA) study on the comparability of APRA’s new capital framework and finalised reform released on 10 March 2023. 12.38 34bps 20bps 12.29 11.99 (57bps) (4bps) (2bps) (30bps) Sep-23 Net profit 2H23 dividend RWA Share buyback Other Dec-23 Previously announced share buyback Dec-23 Pro forma Key capital ratios (%) Dec-22 Sep-23 Dec-23 Level 2 CET1 capital ratio 11.1 12.4 12.3 Additional Tier 1 capital ratio 2.1 2.2 2.4 Tier 1 capital ratio 13.2 14.6 14.7 Tier 2 capital ratio 4.9 5.9 6.3 Total regulatory capital ratio 18.1 20.5 21.0 Risk weighted assets (RWA)($bn) 480 451 443 Leverage ratio 5.5 5.5 5.4 Level 1 CET1 capital ratio 11.1 12.6 12.5 Internationally comparable ratios3 Leverage ratio (internationally comparable) 5.9 6.0 5.9 CET1 capital ratio (internationally comparable) 17.4 18.7 18.4 1 2

4 RWA ($bn) Credit RWA1 ($bn) IRRBB RWA1 ($bn) Westpac Group 1Q24 Investor Discussion Pack RISK WEIGHTED ASSET MOVEMENTS CAPITAL 1 Chart may not add due to rounding. 2 Mark to market (MTM). 2 451.4 - 0.2 443.4 (1.8) (6.2) (0.2) Sep-23 Credit Market IRRBB Operational Other Dec-23 339.8 2.0 0.6 337.9 (1.5) (2.1) (0.8) Sep-23 Credit quality Lending Counter-party credit & MTM risk Data refinement FX translation Dec-23 Down $8.0bn or 1.8% 13 16 9 17 20 20 5 5 5 35 40 34 3.41 4.26 3.78 -4.00 -3.00 -2.00 -1.00 0.00 1.00 2.00 3.00 4.00 -10 0 10 20 30 40 50 60 Mar-23 Sep-23 Dec-23 Embedded loss/(gain) Repricing and yield curve risk Optionality and basis risk 3y Swap rate (in %) Down $1.8bn or 0.5%

398 382 407 351 442 981 1,011 1,035 1,061 1,109 1,837 1,980 2,200 2,405 2,410 870 830 809 692 708 706 720 647 432 403 4,792 4,923 5,098 4,941 5,072 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Overlay Stage 1 CAP Stage 2 CAP Stage 3 CAP Stage 3 IAP 5 Key ratios Forecasts used in economic scenarios Total provisions for expected credit losses1 ($m) Westpac Group 1Q24 Investor Discussion Pack PROVISION COVERAGE PROVISIONING 1 Includes provisions for debt securities. 2 These key economic indicators represent trough or peak values that characterise the scenarios considered in setting downside severity. Residential and commercial forecasts represent cumulative reduction over a two-year period. Dec-22 Sep-23 Dec-23 Provisions to gross loans (bps) 64 63 65 Impaired asset provisions to impaired assets (%) 44 43 47 Collectively assessed provisions to credit RWA (bps) 121 135 137 Forecasts for base case ECL Base case Downside 2024 2025 Trough / peak2 GDP growth 1.6% 2.5% (6%) Unemployment 4.5% 4.7% 11% Residential property prices 6% 4% (27%) Commercial property prices (0.5%) 5.4% (32%) Reduction in mortgage overlay for risks now increasingly reflected in modelled CAP Increase driven by single name Increase in 90+ day mortgage delinquency

6 Australian mortgage delinquencies (%) Australian consumer finance 90+ delinquencies (%) Stressed exposures as a % of TCE Westpac Group 1Q24 Investor Discussion Pack STRESSED EXPOSURES AND DELINQUENCIES CREDIT QUALITY 1 Portfolio has been in run off since March 2022. 1 0.12 0.12 0.12 0.11 0.11 0.30 0.32 0.35 0.39 0.42 0.22 0.23 0.23 0.22 0.22 0.42 0.43 0.46 0.54 0.47 1.06 1.10 1.16 1.26 1.22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 0.58 2.21 3.06 0.0 1.5 3.0 4.5 6.0 Dec-21 Jun-22 Dec-22 Jun-23 Dec-23 Credit cards Personal loans Auto loans (consumer - portfolio in run off) 1.70 0.95 0.74 0.0 1.0 2.0 3.0 4.0 Dec-21 Jun-22 Dec-22 Jun-23 Dec-23 30+ day delinquencies 90+ day delinquencies 90+ dpd excl. 6 months serviceability hold-out period Impaired Non-performing, 90+ days Non-performing, <90 days Watchlist & substandard

0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 Property Wholesale & retail trade Manufacturing Agriculture, forestry & fishing Services Property & business services Transport & storage Utilities Construction Accommodation cafes & restaurants Mining Dec-22 Sep-23 Dec-23 Corporate and business stressed exposures by industry sector (%) Exposure and credit quality by sector Sector Finance & Insurance1 Property2 Wholesale & retail trade Manufacturing Agriculture, forestry & fishing Services3 Property & business services Transport & storage Utilities Construction4 Accomm, cafes & restaurants Mining TCE ($bn) Dec-23 201.9 80.3 30.8 24.5 24.4 26.3 23.1 19.0 20.5 12.9 11.5 7.5 Sep-23 202.1 80.7 31.0 24.7 24.1 26.4 23.0 18.3 18.9 12.9 10.8 8.0 Stressed (%) 5,6 Dec-23 0.1 2.5 3.7 3.1 4.8 2.6 2.7 1.1 0.1 6.4 3.3 4.9 Sep-23 0.1 2.6 3.3 3.1 4.6 4.1 2.9 1.1 0.1 6.9 3.7 5.2 Impaired (%) 6 Dec-23 0.0 0.1 0.7 0.6 0.2 0.4 0.5 0.1 0.0 0.6 0.3 0.1 Sep-23 0.0 0.1 0.4 0.4 0.2 0.4 0.5 0.1 0.0 0.6 0.4 0.1 CREDIT QUALITY ACROSS SECTORS CREDIT QUALITY 1 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. Includes assets held for liquidity portfolio. 2 Property includes both residential and non-residential property investors and developers and excludes real estate agents. 3 Services includes education, health & community services, cultural & recreational and personal & other services. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 Includes impaired exposures. 6 Percentage of portfolio TCE. 7 Lower watchlist driven by upgrade of single name Westpac Group 1Q24 Investor Discussion Pack

Australian mortgage portfolio Mar-23 balance Sep-23 balance Dec-23 balance Total portfolio ($bn) 472.7 485.6 490.9 Owner occupied (OO) (%) 66.4 67.1 67.5 Investment property loans (IPL) (%) 32.2 31.6 31.3 Portfolio loan/line of credit (LOC) (%) 1.4 1.3 1.2 Variable rate / Fixed rate (%) 67/33 76/24 81/19 Interest only (I/O) (%) 13.3 12.8 12.5 Proprietary channel (%) 51.5 50.8 50.2 First home buyer (%) 10.8 10.8 11.0 Mortgage insured (%) 14.2 13.1 12.9 Mar-23 Sep-23 Dec-23 Average loan size1 ($’000) 292 301 306 Customers ahead on repayments including offset account balances (%) By accounts 74 75 76 By balances 69 71 72 Mortgage losses net of insurance ($m) 11 21 9 Annual mortgage loss rate2 (bps) 0.5 0.7 0.7 Hardship3 balances (% of portfolio) 0.50 0.71 0.86 8 AUSTRALIAN MORTGAGE PORTFOLIO COMPOSITION MORTGAGE CREDIT QUALITY 1 Includes amortisation. Calculated at account level, where split loans represent more than one account. 2 Mortgage loss rates for March are annualised, based on losses for the 6 months. Mortgage loss rates for September are actual losses for the 12 months ending. Mortgage loss rates for December are annualised, based on losses for the 3 months. 3 Financial hardship assistance is available to customers experiencing temporary financial difficulty, including changes in income due to illness, a relationship breakdown or natural disasters. Hardship assistance often takes the form of a reduction or deferral of repayments for a short period. 4 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. Westpac Group 1Q24 Investor Discussion Pack Fixed rate mortgage expiry schedule ($bn, for the 6mths to) 17 21 19 20 19 51 37 31 21 14 10 Mar-22 Sep-22 Mar-23 Sep-23 Mar-24 Sep-24 Mar-25 Sep-25 >Sep-25 Expired Yet to expire 22 17 42 12 6 1 64 15 13 6 1 0.4 0.6 0 10 20 30 40 50 60 70 80 90 100 0<=60 60<=70 70<=80 80<=90 90<=95 95<=100 >100 Portfolio LVR at origination Portfolio dynamic LVR Loan-to-value ratios (LVRs) (%) N/A 4 Chart may not add due to rounding

Loans ‘on time’ and <1mth ahead 9 Offset account balances2 Customers ahead on repayments ($bn) 1 (% by accounts) Customers ahead on repayments1 (% by balances) Buffer to balance ratio3 (%) Westpac Group 1Q24 Investor Discussion Pack AUSTRALIAN MORTGAGE PORTFOLIO REPAYMENT BUFFERS MORTGAGE CREDIT QUALITY 1 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Includes mortgage offset accounts. ‘Behind’ is more than 30 days past due. ‘On time’ includes up to 30 days past due. 2 Includes RAMS from Sep-20 onwards. 3 Excludes Line of Credit. 14 8 6 17 Dec-23 45 Investment property loans – (generally maintain higher balances for tax purposes) Accounts opened in the last 12 months Structural restrictions on repayments e.g. fixed rate Residual – <1 month repayment buffer Buffer = Current Limit - Outstanding Balance + Offset Balance 39 41 46 51 53 57 59 Sep-18 Sep-19 Sep-20 Sep-21 Sep-22 Sep-23 Dec-23 32 13 15 16 23 1 >2yrs >6mths <2yrs <6mths <1mth On time Behind 16.8 18.2 18.9 19.4 19.3 19.3 Sep-19 Sep-20 Sep-21 Sep-22 Sep-23 Dec-23 1 30 19 16 12 21 2 28 19 17 13 22 2 26 19 17 14 22 Behind On time < 1mth < 6mths >2yrs Mar-23 Sep-23 Dec-23 Chart does not add due to rounding >6mths to <2yrs

52% 21% 20% 5% 3% 0<=60 60<=70 70<=80 80<=90 90+ 10 Mortgage delinquencies (%) Mortgage portfolio LVR1 (% of portfolio) Business stressed exposures to business TCE (%) Unsecured Consumer delinquencies (%) Westpac Group 1Q24 Investor Discussion Pack NEW ZEALAND CREDIT QUALITY NEW ZEALAND CREDIT QUALITY 1 LVR based on current exposure and property valuation at the latest credit event. 92% of mortgage portfolio has an LVR less than 80% Chart may not add due to rounding 0.40 0.84 0.0 0.5 1.0 1.5 2.0 Dec-21 Jun-22 Dec-22 Jun-23 Dec-23 90+ day delinquencies 30+ day delinquencies 0.1 0.1 0.1 0.1 0.1 0.2 0.3 0.4 0.3 0.3 1.2 1.9 2.0 2.1 2.2 1.5 2.2 2.4 2.5 2.5 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Impaired Non-performing, not impaired Watchlist & substandard 0.89 2.06 0.0 1.5 3.0 4.5 6.0 Dec-21 Jun-22 Dec-22 Jun-23 Dec-23 90+ day delinquencies 30+day delinquencies Chart may not add due to rounding

FUNDING AND LIQUIDITY

FUNDING AND LIQUIDITY

Key funding and liquidity measures

Liquidity coverage ratio (LCR) (%)
Quarterly average


139
135
134
133
Dec-22
Mar-23
Sep-23
Dec-23

- Quarterly LCR movement reflects lower liquid asset holdings, partly offset by lower average net cash outflows

Net stable funding ratio (NSFR) (%)


122
119
115
114
Dec-22
Mar-23
Sep-23
Dec-23

- Lower NSFR reflects growth in lending and further increases in required stable funding for mortgages under APS 112, partly offset by higher deposits

Customer deposits to net loans ratio (D2L) (%)


84.0
83.7
82.9
83.3
Dec-22
Mar-23
Sep-23
Dec-23

- Increase in D2L ratio due to growth in deposits, with some seasonal moderation in lending growth

Term debt issuance and maturity profile[1] ($bn)


Issuance
Maturities
34
31
35
43
35
9
33
32
31
24
27
8
25
18
12
12
FY19
FY20
FY21
FY22
FY23
1Q24
FY24 remaining
FY25
FY26
FY27
FY28
FY29
>FY29
Funding for Lending Programme (NZ)
Term Funding Facility (Aus)
Tier 2 capital
Additional Tier 1 capital
Covered bond
Senior/Securitisation

Term debt issuance by program year to date[2] (%)


$17.3bn YTD
58
15
15
10
2
Senior bonds
Covered bonds
Additional Tier 1 capital
Tier 2 capital
Securitisation

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months excluding US Commercial Paper and Yankee Certificates of Deposit. Contractual maturity date for Additional Tier 1 and callable Tier 2 instruments is the first scheduled conversion date or call date for the purposes of this disclosure. Maturities exclude securitisation amortisation. 2 Year to date is 1 October 2023 to 19 February 2024.

11 Westpac Group 1Q24 Investor Discussion Pack

Westpac GROUP

APPENDIX 1: FINANCIAL SUMMARY APPENDIX Excluding Notable Items $m 2H23 qtr average % movement 1Q24 - 2H23 qtr average 2H23 qtr average % movement 1Q24 - 2H23 qtr average Net interest income 4,602 (7) 4,606 1 Non-interest income 719 3 730 3 Net operating income 5,321 (5) 5,336 2 Expenses (2,852) (6) (2,622) 2 Pre-provision profit 2,469 (4) 2,714 1 Impairment charges (129) 47 (129) 47 Tax and non-controlling interests (NCI) (743) (10) (812) (3) Net profit 1,597 (6) 1,773 - Return on equity (ROE) 8.9% (61bps) 9.9% (7bps) Return on tangible equity (ROTE) 10.1% (69bps) 11.2% (9bps) 12 Westpac Group 1Q24 Investor Discussion Pack

Table may not add due to rounding APPENDIX 2: NET PROFIT APPENDIX Excluding Notable Items $b 3Q23 4Q23 2H23 qtr average 1Q24 3Q23 4Q23 2H23 qtr average 1Q24 Net interest income 4.8 4.4 4.6 4.3 4.6 4.6 4.6 4.7 Non-interest income 0.8 0.6 0.7 0.7 0.8 0.7 0.7 0.8 Net operating income 5.6 5.0 5.3 5.0 5.4 5.2 5.3 5.4 Expenses (2.7) (3.0) (2.9) (2.7) (2.7) (2.6) (2.6) (2.7) Pre-provision profit 2.9 2.0 2.5 2.4 2.8 2.7 2.7 2.7 Impairment charges (0.3) - (0.1) (0.2) (0.3) - (0.1) (0.2) Tax and non-controlling interests (NCI) (0.8) (0.7) (0.7) (0.7) (0.8) (0.9) (0.8) (0.8) Net profit 1.8 1.4 1.6 1.5 1.7 1.8 1.8 1.8 ROE 10.3% 7.5% 8.9% 8.3% 9.6% 10.2% 9.9% 9.8% ROTE 11.7% 8.5% 10.1% 9.4% 10.9% 11.5% 11.2% 11.1% 13 Westpac Group 1Q24 Investor Discussion Pack

INVESTOR RELATIONS TEAM 14 Contact us Westpac Group 1Q24 Investor Discussion Pack INVESTOR RELATIONS CONTACT SHARE REGISTRY CONTACT Justin McCarthy General Manager, Investor Relations Arthur Petratos Manager, Shareholder Services Rebecca Plackett Head of Corporate Reporting and ESG Jacqueline Boddy Head of Debt Investor Relations James Wibberley Manager, Investor Relations Catherine Garcia Head of Investor Relations, Institutional For all shareholding enquiries relating to: – Address details and communication preferences – Updating bank account details, and participation in the dividend reinvestment plan For all matters relating to Westpac’s strategy, performance and results 1800 804 255 westpac@linkmarketservices.com.au investorcentre.linkmarketservices.com.au +61 2 9178 2977 investorrelations@westpac.com.au westpac.com.au/investorcentre

DISCLAIMER The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition, capital adequacy and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘indicative’, ‘risk’, ‘aim’, ‘outlook’, ‘forecast’, ‘f’cast’, ‘f’, ‘assumption’, ‘projection’, ‘target’, ‘goal’, ‘guidance’, ‘ambition’, or other similar words to identify forward-looking statements, or otherwise identify forward-looking statements. These forward-looking statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s expectations or beliefs concerning future developments and their potential effect upon us. Forward-looking statements may also be made, verbally or in writing, by members of Westpac’s management or Board in connection with this presentation. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this presentation. There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors including, but not limited to, those described in the section titled ‘Risk factors' under the section ‘Performance Review’ in our 2023 Annual Report available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. Except as required by law, we assume no obligation to revise or update any forward-looking statements contained in this presentation, whether from new information, future events, conditions or otherwise, after the date of this presentation. DISCLAIMER 15 Westpac Group 1Q24 Investor Discussion Pack